                                                                     EXHIBIT 4.3

                          Dated as of   , 2003
                                     ---

                             VALE OVERSEAS LIMITED,
                                    as Issuer

                                       and

                           COMPANHIA VALE DO RIO DOCE,
                                  as Guarantor

                                       and

                              JPMORGAN CHASE BANK,
                                   as Trustee

                          THIRD SUPPLEMENTAL INDENTURE

                           Guaranteed Debt Securities

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1   Definitions...............................................................1

2   Amendments to the Original Indenture......................................2

3   Miscellaneous Provisions.................................................24

4   The Trustee..............................................................25

Third Supplemental Indenture, dated as of   , 2003, among VALE OVERSEAS
                                         ---
LIMITED, a Cayman Islands exempted company incorporated with limited liability (herein called the "Company"), having its principal office at Walker House, P.O. Box 908 GT, Mary Street, Georgetown, Grand Cayman, Cayman Islands, COMPANHIA VALE DO RIO DOCE, a company duly organized and existing under the laws of the Federative Republic of Brazil (herein called the "Guarantor"), having its principal office at Avenida Graca Aranha, No. 26, 17(Degree) Andar, 20030-900 Rio de Janeiro, RJ, Brazil, and JPMORGAN CHASE BANK, a bank duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 4 New York Plaza, New York, New York 10004, as Trustee (herein called the "Trustee") to the Indenture, dated as of March 8, 2002, among the Company, the Guarantor and the Trustee (herein called the "Original Indenture").

                              W I T N E S S E T H :

Whereas, Section 9.1.5 of the Original Indenture authorizes the Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, to enter, without the consent of any Holders, into one or more supplemental indentures to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision;

Whereas, in connection with the filing by the Company and the Guarantor of a shelf registration statement on Form F-3, the Company and the Guarantor desire by this Third Supplemental Indenture to add to, change or eliminate certain provisions of the Original Indenture;

Whereas, such additions, changes or eliminations (i) shall apply only to Securities authorized and issued after the execution of the Third Supplemental Indenture; and (ii) shall not modify the rights of the Holders of any Securities issued on or prior to the date of this Third Supplemental Indenture;

Whereas, the Company and the Guarantor have duly authorized the execution and delivery of this Third Supplemental Indenture to make such additions, changes or eliminations; and

Whereas, all things necessary to make this Third Supplemental Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done.

Now, Therefore, the Company and the Guarantor agree with the Trustee as follows:

1    Definitions

     1.1  Provisions of the Original Indenture

          Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Original Indenture shall remain in full force and effect. The Original Indenture, as amended and supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes.

     1.2  Definitions

          For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

          1.2.1 any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of the Original Indenture;

          1.2.2 the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

          1.2.3 all terms used in this Third Supplemental Indenture that are defined in the Original Indenture have the meanings assigned to them in the Original Indenture, except as otherwise provided in this Third Supplemental Indenture.

2    Amendments to the Original Indenture

     2.1 The definition of "Board Resolution" in Section 1.1 of the Original Indenture is hereby amended and restated as follows:

          "Board Resolution" means a copy of a resolution that has been duly adopted by the Board of Directors or the Executive Board of the Company or the Guarantor, as the case may be, duly certified by the Secretary or an Assistant Secretary of such body as being in full force and effect on the date of such certification, and delivered to the Trustee.

     2.2 The definition of "Executive Board" is hereby added to in Section 1.1 as follows:

          "Executive Board" means the executive officers of the Guarantor that are responsible for day to day operations and the implementation of the general policies and guidelines set forth by the Board of Directors.

     2.3 The definition of "Indebtedness" in Section 1.1 of the Original Indenture is hereby amended and restated as follows:

          "Indebtedness" means with respect to any Person, any amount payable (whether as a direct obligation or indirectly through a guaranty by such Person) pursuant to (i) an agreement or instrument involving or evidencing money borrowed, (ii) a conditional sale or a transfer with recourse or with an obligation to repurchase or (iii) a lease with substantially the same economic effect as any such agreement or instrument and which, under U.S. generally accepted accounting principles, would constitute a capitalized lease obligation, provided, however, that as used in Section 5.1.3, "Indebtedness" shall not include any payment made by the Guarantor on behalf of an Affiliate, upon any Indebtedness of such Affiliate becoming immediately due and payable as a result of a default by such Affiliate, pursuant to a guarantee or similar instrument provided by the Guarantor in connection with such Indebtedness, provided that such payment made by the Guarantor is made within five Business Days of notice being provided to the Guarantor that payment is due under such guarantee or similar instrument.

     2.4 The definition of "Officers' Certificate" in Section 1.1 of the Original Indenture is hereby amended and restated as follows:

          "Officers' Certificate" means a certificate signed in the name of the Company or the Guarantor by any two of its Directors, executive officers or attorneys in fact in accordance with its Bylaws, and delivered to the Trustee, provided however that an Officers' Certificate pursuant to Section 10.4 shall be signed in the name of the Company or the Guarantor by any two of the Company's or the Guarantor's, as applicable, principal executive, financial or accounting officers.

     2.5 The definition of "Permitted Lien" in Section 1.1 of the Original Indenture is hereby amended and restated as follows:

          "Permitted Lien," with respect to any series of Securities issued hereunder, means any Lien:

          (i) granted upon or with regard to any property acquired by the Company or the Guarantor after the date of the issuance of Securities of such series to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, provided, however, that the maximum sum secured by such security shall not exceed the purchase price of such property or the Indebtedness incurred solely for the purpose of financing the acquisition of such property;

          (ii) in existence on the date of the issuance of Securities of such series and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured shall not exceed the amount so secured on the date of the issuance of Securities of such series;

          (iii)arising by operation of law, such as tax, merchants', maritime or other similar liens arising in the ordinary course of the Company's or the Guarantor's business;

          (iv) arising in the ordinary course of business in connection with the financing of export, import or other trade transactions to secure Indebtedness of the Company or Guarantor;

          (v) securing or providing for the payment of Indebtedness incurred in connection with any project financing by the Guarantor, provided that (1) such security shall not extend to any property in existence on the date of the issuance of Securities of such series, to any revenues from such property, or to any proceeds from claims belonging to the Guarantor which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale or loss of, or damage to, such property ("Claims Proceeds"), (2) such security shall not extend to any property (or to any revenues or Claims Proceeds therefrom) at any project in existence on the date of the issuance of Securities of such series, other than the existing power plant projects named Aimores, Candonga, Funil, Capim Branco I and Capim Branco II, Foz do Chapeco, Santa Isabel, Serra Quebrada and Estreito projects and (3) such security only extends to properties which are the subject of such project financing, to any revenues from such properties, or to any Claims Proceeds from such properties;

          (vi) granted upon or with regard to any present or future asset or property of the Guarantor to (i) any Brazilian governmental credit agency (including, but not limited to the Brazilian National Treasury, Banco Nacional de Desenvolvimento Economico e Social, BNDES Participacoes S.A., Financiadora de Estudos e Projetos and Agencia Especial de Financiamento Industrial); (ii) any Brazilian official financial institutions (including, but not limited to Banco da Amazonia S.A. - BASA and Banco do Nordeste do Brasil S.A. - BNB); (iii) any non-Brazilian official export-import bank or official export-import credit insurer; or
               (iv) the International Finance Corporation or any non-Brazilian multilateral or government-sponsored agency;

          (vii) existing on any asset prior to the acquisition thereof by the Company or Guarantor and not created in contemplation of such acquisition;

          (viii) any Lien created over funds reserved for the payment of principal, interest and premium, if any, due in respect of Securities issued under this Indenture; or

          (ix) hereafter granted upon or in respect of any asset of the Company or Guarantor other than those referred to in Clauses (i) through
               (viii) above, provided that the aggregate amount of Indebtedness secured pursuant to this clause (ix) shall not, on the date any such Indebtedness is incurred, exceed an amount equal to 10 per cent of the Guarantor's stockholders' equity (calculated on the basis of the Guarantor's latest quarterly unaudited or annual audited non-consolidated financial statements, whichever is the most recently prepared, in accordance with accounting principles generally accepted in Brazil and currency exchange rates prevailing on the last day of the period covered by such financial statements).

     2.6 The definition of "Significant Subsidiary" in Section 1.1 of the Original Indenture is hereby amended and restated as follows:

          "Significant Subsidiary" shall mean, at any time, a Subsidiary of which the Guarantor's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of the consolidated group as of the end of the most recently completed fiscal year.

     2.7 The first paragraph of Section 1.2 of the Original Indenture is hereby amended and restated as follows:

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and the Guarantor shall furnish to the Trustee such certificates and opinions as may be required hereunder and under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by any two officers of the Company or the Guarantor, or an Opinion of Counsel if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

     2.8 The second paragraph of Section 1.3 of the Original Indenture is hereby amended and restated as follows:

          Any certificate or opinion of any two officers of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officers know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     2.9 Section 1.5.2 of the Original Indenture is hereby amended and restated as follows:

          (i) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to both the Company and the Guarantor and (ii) the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to both the Guarantor and the Company, in either case addressed to it at the address specified below or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor:

          Avenida Graca Aranha, No. 26, 17 Andar
          20030-900 Rio de Janeiro, RJ, Brazil
          Attention:      Financial Director
          Fax:            011-5521-3814-4679
          Tel:            011-5521-3814-4726
          with a copy to:
          Attention:      General Counsel
          Fax:            011-5521-3814-9921
          Tel:            011-5521-3814-4566

     2.10 Section 2.1 of the Original Indenture is hereby amended and restated as follows:

          The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereof or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of such board and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

          The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     2.11 Section 2.3 of the Original Indenture is hereby amended and restated as follows:

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more tranches of one or more series under an Indenture, dated as of March 8, 2002 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Company, Companhia Vale do Rio Doce, as Guarantor (herein called the "Guarantor") and JPMorgan Chase Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The full and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, this Security is guaranteed by the Guarantor. This Security is one of the series designated on the face hereof [if applicable, insert -- , limited in
          aggregate principal amount to $[   ]].
                                          ---

          [If applicable, insert -- The Securities of this series are subject to redemption upon not less than [ ] days' nor more than [ ] days'
                                         --                       --
          notice, at any time [if applicable, insert -- on or after [       ],
                                                                     -------
          20[  ]], as a whole or in part, at the election of the Company, at the
             --
          following Redemption Prices (expressed as percentages of the principal
          amount): If redeemed [if applicable, insert -- on or before [       ],
                                                                       -------
          [  ]%, and if redeemed] during the 12-month period beginning [       ]
           --                                                           -------
          of the years indicated,

                 Redemption          Redemption
          Year     Price      Year      Price
          ----   ----------   ----   ----------



          and thereafter at a Redemption Price equal to [ ]% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

          [If the Security is subject to redemption of any kind, insert -- In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

          [If the Security is not subject to redemption, insert - This Security is not redeemable prior to Stated Maturity.]

          [If applicable, insert -The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of

          Default with respect to this Security] [,in each case] upon compliance with certain conditions set forth in the Indenture.]

          [If the Security is not an Original Issue Discount Security, insert -- If an Event of Default or Illegality Event with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

          [If the Security is an Original Issue Discount Security, insert -- If an Event of Default or Illegality Event with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and
          (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

          All payments of principal[, premium] and interest in respect of the Securities shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands or Brazil or any Successor Jurisdiction or any authority therein or thereof having power to tax ("Foreign Taxes") except to the extent that such Foreign Taxes are required by the Cayman Islands, Brazil, such Successor Jurisdiction or such authority to be withheld or deducted. In the event of any withholding or deduction for any Foreign Taxes, the Company or the Guarantor, as the case may be, shall pay such additional amounts ("Additional Amounts") as will result in receipt by the Holders of Securities on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Foreign Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Security:

          (i) to, or to a third party on behalf of, a Holder who is liable for any such taxes, duties, assessments or other governmental charges which would not have been imposed but for (A) a connection between the Holder and the Cayman Islands or Brazil other than the mere holding of such Security and the receipt of payments with respect to such Security or (B) failure by the Holder to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Cayman Islands, Brazil or a Successor Jurisdiction, or applicable political subdivision or authority thereof or therein having power to tax, of such Holder, if compliance is required by such Successor Jurisdiction, or any political subdivision or authority thereof or therein having power to tax as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and the Company has given the Holders at least 30 days' notice that Holders will be required to provide such certification, identification or other requirement;

          (ii) in respect of any such taxes, duties, assessments or other governmental charges with respect to a Security surrendered (if surrender is required) more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Security would have been entitled to such Additional Amounts on surrender of such Security for payment on the last day of such 30-day period;

          (iii) in respect of estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge imposed with respect to a Security;

          (iv) in respect of any tax, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on any series of Securities or by direct payment by the Company or the Guarantor in respect of claims made against the Company or the Guarantor;

          (v) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

          (vi)  in respect of any combination of the above.

          For purposes of the provisions described in clause (i) above, the term "Holder" of any Security means the direct nominee of any beneficial owner of such Security, which holds such beneficial owner's interest in such Security. Notwithstanding the foregoing, the limitations on the Company's or the Guarantor's obligation to pay Additional Amounts set forth in clause (i) above shall not apply if the provision of information, documentation or other evidence described in such clause
          (i) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between U.S. and Cayman Islands or Brazilian law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including tax treaties between the United States and the Cayman Islands or Brazil), regulation (including proposed regulations) and administrative practice.

          The Company or the Guarantor, as the case may be, shall promptly provide the Trustee with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Foreign Taxes in respect of which the Company or the Guarantor has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Securities or the Paying Agent, as applicable, upon request therefor.

          The Company or the Guarantor, as the case may be, shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by the Cayman Islands or Brazil or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the issuance of the Securities or the Guaranties.

          All references herein or in the Indenture to principal, premium or interest in respect of any Security or Guaranty shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

          In the event that Additional Amounts actually paid with respect to the Securities pursuant to the preceding paragraph are based on rates of deduction or withholding of taxes in excess of the appropriate rate applicable to the Holder of such Securities, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company and the Guarantor. However, by making such assignment, the Holder makes no representation or warranty that the Company or the Guarantor will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

          All references in the Indenture and the Securities to principal in respect of any Security shall be deemed to mean and include any Redemption Price or Repurchase Price payable in respect of such Security pursuant to any redemption or repurchase right hereunder (and all such references to the Stated Maturity of the principal in respect of any Security shall be deemed to mean and include the Redemption Date or Repurchase Date with respect to any such Redemption Price or Repurchase Price), and all such references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 10.7 of the Indenture, and express mention of the payment of any Redemption Price, or Repurchase Price or any such other amount in any provision hereof or of the Indenture shall not be construed as excluding reference to the payment of any Redemption Price or Repurchase Price, or any such other amounts in those provisions hereof where such express reference is not made.

          The Company may redeem the Securities if, as a result of any amendment to, or change in, the laws (or any rules, or regulations thereunder) of the Cayman Islands or Brazil or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules, or regulations or the interpretation thereof becomes effective on or after [Insert date specified therefor in Securities of the applicable series], the Company would be obligated, after taking measures the Company considers reasonable to avoid such requirement, to pay Additional Amounts in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Securities were subject to withholding or deduction of Foreign Taxes at the rate of 15%. In such event, the Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time, as a whole but not in part, at the election of the Company, at a cash price equal to the sum of (i) the principal amount of the Securities being redeemed, (ii) any accrued original issue discount thereon to the date fixed for redemption, (iii) accrued and unpaid current interest thereon to the date fixed for redemption, (iv) any premium applicable in the case of redemption prior to Maturity, and (v) any Additional Amounts (as defined in the Indenture) which would otherwise be payable.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Illegality Event with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Illegality Event as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any [premium or] interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any [premium and] interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and any [premium and] interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due surrender of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          [If this Security is a Global Security, insert - This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section
          3.4 thereof on transfers and exchanges of Global Securities.]

          This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Abbreviations

          The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the [   ] entireties
                                       ---
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

          UNIF GIFT MIN ACT--                (Cust)
                              --------------
          Custodian               under Uniform(Minor)
                    -------------
          Gifts to Minors Act                  (State)
                              ----------------

          Additional abbreviations may also be used though not in the above list.

     2.12 Section 3.1.20 of the Original Indenture is hereby amended and restated as follows:

          the applicability of Article 13 with respect to the Securities of such series; and

     2.13 Section 3.1.21 is hereby added to the Indenture as follows:

          any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1.5).

     2.14 The penultimate paragraph of Section 3.1 is hereby amended and restated as follows:

          If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the

          Secretary or an Assistant Secretary of such board and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

     2.15 The first paragraph of Section 3.3 is hereby amended and restated as follows:

          The Securities shall be executed on behalf of the Company by any two of its Directors or its attorneys in fact in accordance with its Bylaws. The Guaranty on the Securities shall be endorsed on behalf of the Guarantor by any two of its officers or its attorneys in fact in accordance with its Bylaws. The signature of any of these Directors or officers on the Securities or the Guaranty may be manual or facsimile.

     2.16 Section 3.4 of the Original Indenture is hereby amended and restated as follows:

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and registering transfers and exchanges of Securities as herein provided; provided, however, that the Company may appoint co-Security Registrars. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Security Register shall be open for inspection by the Company.

          Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute and the Guarantor shall endorse, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount.

          Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

          At the option of the Holder and subject to the other provisions of this Section, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency of the Company maintained for such purpose.

          Whenever any Securities are so surrendered for exchange, the Company shall execute and the Guarantor shall endorse, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to
          Section 9.6 or 11.5 not involving any registration of transfer.

          Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

          If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 11.2 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

          The provisions of Clauses 3.4.1, 3.4.2, 3.4.3, 3.4.4 and 3.4.5 below shall apply only to Global Securities:

          3.4.1 Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

          3.4.2 Notwithstanding any other provision in this Indenture or the Securities, no Global Security of a series may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security of a series in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series ceases to be a clearing agency registered under the Exchange Act, at a time when such Depositary is required to be so registered in order to act as depositary, and in each case, a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (B) the Company in its sole discretion determines that individual Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute and the Guarantor will endorse, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, will authenticate and deliver, individual Securities of such series in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing Securities of such series in exchange for such Global Security or Securities. Any Global Security exchanged pursuant to Clause (A) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to Clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

          3.4.3 In any exchange pursuant to Clause 3.4.2 above, the Company will execute and the Guarantor will endorse and the Trustee will authenticate and deliver individual Securities in registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

                   If specified by the Company pursuant to Section 3.4.2(B) with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for individual Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Guarantor shall endorse, and the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new individual Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Persons' beneficial interest in the Global Security; and (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.

          3.4.4 In the event of the occurrence of any of the events specified in Clause 3.4.2 above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

          3.4.5 Neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act (including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and account holders and participants therein) shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever.

                   Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

          3.4.6 None of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     2.17 Section 5.1 of the Original Indenture is hereby amended and restated as follows:

          "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          5.1.1 a failure to pay any interest (or Additional Amounts, if any) on any of the Securities of the series on the date when due and such failure shall continue for a period of 30 days;

          5.1.2 a failure to pay any principal or premium, if any, (or Additional Amounts, if any) on any of the Securities of the series on the date when due;

          5.1.3 any default or event of default by the Company or the Guarantor or any Significant Subsidiary occurring and continuing under any agreement, instrument or other document evidencing outstanding Indebtedness in excess of $50,000,000 in aggregate (or its equivalent in other currencies) and such default or event of default results in the actual acceleration of such Indebtedness;

          5.1.4 the Company or the Guarantor shall fail to perform or observe any other covenant or agreement in respect of the Securities of the series issued under this Indenture or in a supplemental indenture (other than a covenant which has been expressly included in this Indenture solely for the benefit of series of Securities other than that series) and such failure shall continue for a period of 60 days after there has been given by registered or certified international air mail to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default;"

          5.1.5    the entry by a court having jurisdiction in the premises of
                   (A) a decree or order for relief in respect of the Company, the Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, suspension of payments, reorganization or other similar law, or (B) a decree or order adjudging the Company, the Guarantor or any Significant

                   Subsidiary a bankrupt or insolvent, or suspending payments, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Guarantor or any Significant Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Guarantor or any Significant Subsidiary or of any substantial part of the property of the Company, the Guarantor or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company, the Guarantor or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          5.1.6 the commencement by the Company, the Guarantor or any Significant Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company, the Guarantor or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company, the Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, suspension of payments, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, the Guarantor or any Significant Subsidiary, or the filing by the Company, the Guarantor, or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law or the consent by the Company, the Guarantor or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or of any substantial part of the property of the Company, the Guarantor or any Significant Subsidiary, or the making by the Company, the Guarantor or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company, the Guarantor or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company, the Guarantor or any Significant Subsidiary in furtherance of any such action (evidenced by the adoption of a corporate resolution in favor of any such actions or an action of any of the officers of the Company, the Guarantor or such Significant Subsidiary that similarly binds the Company, the Guarantor or such Significant Subsidiary, as the case may be), or the general inability of the Company, the Guarantor or any Significant Subsidiary to make payment of their obligations as they come due.

     2.18 Section 5.2 of the Original Indenture is hereby amended and restated as follows:

          "Illegality Event", wherever used herein with respect to Securities of any series, means (whatever the reason for such Illegality Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) it becomes and continues to be unlawful for the Company or the Guarantor to perform or comply with any one or more of its obligations under any of the Securities of the series.

     2.19 Section 5.3 of the Original Indenture is hereby amended and restated as follows:

          If an Event of Default or Illegality Event with respect to any series of Securities (other than those Events of Default in Sections 5.1.5 and 5.1.6 insofar as they relate to the Company and the Guarantor but not to a Significant Subsidiary of the Guarantor), occurs and is continuing, then and in every such case, including an Event of Default in Sections 5.1.5 and 5.1.6 relating to a Significant Subsidiary of the Guarantor, the Trustee shall, at the written request of the Holders of not less than 25% in principal amount of the Outstanding Securities of that series, by notice in writing to the Company, declare the principal of all the Securities of that series to be due and payable immediately, and upon any such declaration such principal and any accrued interest and any unpaid Additional Amounts thereon shall become immediately due and payable. If an Event of Default specified in Sections 5.1.5 and 5.1.6 occurs and is continuing with respect to the Company or the Guarantor (but not a Significant Subsidiary of the Guarantor), the principal and any accrued interest, together with any Additional Amounts thereon, on all of the Securities of that series then Outstanding shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

          At any time after such a declaration of acceleration with respect to Securities of any series at the time Outstanding has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          5.3.1 the Company has paid or deposited with the Trustee a sum sufficient to pay

                (i) all overdue interest and any Additional Amounts thereon on all of the Securities of that series,

                (ii) the principal of any Securities of that series which have become due otherwise than by such declaration of acceleration,

                (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by (or prescribed therefor in) the Securities of that series, and

                (iv) all sums paid or advanced by the Trustee hereunder and all amounts owing the Trustee under Section 6.7;

          and

          5.3.2 all Events of Default or Illegality Events with respect to such series of Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.14.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

     2.20 Section 5.14 of the Original Indenture is hereby amended and restated as follows:

          Subject to Section 5.3, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past Event of Default or Illegality Event hereunder with respect to such series and its consequences, except a default

          5.14.1 in the payment of the principal of or any premium or interest on any Security of such series, or

          5.14.2 in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

          Upon any such waiver, such default or Illegality Event shall cease to exist, and any Event of Default or Illegality Event arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Illegality Event or impair any right consequent thereon.

     2.21 Section 6.1 of the Original Indenture is hereby amended and restated as follows:

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     2.22 Section 6.3.2 of the Original Indenture is hereby amended and restated as follows:

          any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Any request or direction of the Guarantor mentioned herein shall be sufficiently evidenced by a written request or direction signed on behalf of the Guarantor by any two of its officers or its attorneys in fact in accordance with its Bylaws;

     2.23 Section 6.3.8 of the Original Indenture is hereby amended and restated as follows:

          the Trustee shall not be deemed to have notice of any default or Event of Default or Illegality Event unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default, Event of Default or Illegality Event is received by the Trustee at the Corporate Trust Office of the Trustee from the Company, the Guarantor or any Holder, and such notice references the Securities and this Indenture;

     2.24 Section 6.7 of the Original Indenture is hereby amended and restated as follows:

          6.7.1 The Company and the Guarantor, jointly and severally, agree to pay to the Trustee from time to time such compensation as shall be agreed in writing between the parties for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

          6.7.2 The Company and the Guarantor,jointly and severally, agree, except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and itemized expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

          6.7.3 The Guarantor agrees to fully indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1.5 or Section 5.1.6, the expenses (including the reasonable and documented charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          As security for the performance of the obligations of the Company and the Guarantor under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (premium, if any) or interest on such Securities.

          The provisions of this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     2.25 Section 7.3 of the Original Indenture is hereby amended and restated as follows:

          The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15th following the date of this Indenture deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).

          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission (unless at the time no Outstanding Securities have been registered with the Commission pursuant to the Securities Act) and with the Company. The Company will promptly notify the Trustee in writing when any Securities are listed on any stock exchange.

     2.26 Section 8.1.3 of the Original Indenture is hereby amended and restated as follows:

          the Company and the Guarantor have delivered to the Trustee (a) a certificate signed by two executive officers of the Company and two executive officers of the Guarantor stating that such consolidation, merger, conveyance or transfer complies with this Article and that all conditions precedent herein provided, which relate to such transaction, have been complied with and (b) an Opinion of Counsel of recognized standing stating that such consolidation, merger, conveyance or transfer complies with this Article and that all conditions herein provided, which relate to such transaction, have been complied with; and

     2.27 Section 10.7.1(v) of the Original Indenture is hereby amended and restated as follows:

          where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

     2.28 Section 11.5 of the Original Indenture is hereby amended and restated as follows:

          Any Security of a series which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

          If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected less than 61 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or, in the Trustee's discretion, on a pro rata basis, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination which shall not be less than the minimum authorized denomination for such Security. If less than all of the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence, and the Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amounts thereof to be redeemed.

          The provisions of the preceding paragraph shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

     2.29 Article 13 is hereby added to the Indenture as follows:

13   DEFEASANCE AND COVENANT DEFEASANCE

     13.1 Company's Option to Effect Defeasance or Covenant Defeasance

          The Company may elect, at its option at any time, to have Section 13.2 or Section 13.3 applied to any Securities or any series of Securities designated pursuant to Section 3.1 as being defeasible pursuant to such Section 13.2 or 13.3, in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities.

     13.2 Defeasance and Discharge

          Upon the Company's exercise of its option to have this Section applied to any Securities or any series of Securities, as the case may be, the Company and the Guarantor shall each be deemed to have been discharged from their respective obligations with respect to such Securities or series of Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Securities to receive, solely from the trust fund described in Section
          13.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (ii) the respective obligations of the Company and the Guarantor with respect to such Securities under Sections 3.4, 3.5, 10.2 and 10.3, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) the provisions set forth in this Article Thirteen. Subject to compliance with this Article, the Company may exercise its option to have this Section 13.2 applied to any Securities notwithstanding the prior exercise of its option to have Section 13.3 applied to such Securities.

     13.3 Covenant Defeasance

          Upon the Company's exercise of its option to have this Section applied to any Securities or any series of Securities, as the case maybe, (i) the Company and the Guarantor shall each be released from any covenants provided pursuant to Section 3.1.17, 9.1.2 or 9.1.8 for the benefit of the Holders of such Securities, and (ii) the occurrence of any event
                                       21
                   specified in Section 5.1.4 shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1.4), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

     13.4 Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to the application of Section
          13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:

          13.4.1 The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money in an amount, or
                   (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and any premium, interest and Additional Amounts on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is (A) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (B) an obligation of a Person controlled or supervised by and acting as any agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (A) or (B), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principle or interest evidenced by such depositary receipt.

          13.4.2 In the event of any election to have Section 13.2 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this instrument, there has been a change in the applicable U.S. Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

          13.4.3 In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to the effected with respect to such Security and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

          13.4.4 No event which is, or after notice or lapse of time both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1.5 and 5.1.6, at any time on or prior to the day which is 90 days after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such day which is 90 days after the date of such deposit).

          13.4.5 Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

          13.4.6 Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or the Guarantor is a party or by which either is bound.

          13.4.7 Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

          13.4.8 The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

     13.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the
                                       23
          payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

          The Company and the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4, or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

          Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Order any money or U.S. Government Obligations held by it as provided in Section
          13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

     13.6 Reinstatement.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company and the Guarantor have been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities in accordance with this Article; provided, however, that if the Company or the Guarantor make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company or the Guarantor (as the case may be) shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

3    Miscellaneous Provisions

     3.1  Separability of Invalid Provisions

          In case any one or more of the provisions contained in this Third Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Third Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Third Supplemental Indenture shall be construed as if such provision had never been contained herein.

     3.2  Execution in Counterparts

          This Third Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

3.3  Applicability

     The provisions of this Third Supplemental Indenture shall apply only to Securities issued after the date of this Third Supplemental Indenture. Nothing in this Third Supplemental Indenture shall modify the rights of the Holders of any Securities issued on or prior to the date of this Third Supplemental Indenture.


4    The Trustee

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

In Witness Whereof, the parties hereto have caused this Third Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

Executed as a DEED by
VALE OVERSEAS LIMITED,
the Company


By:
    ----------------------------
    Name:
    Title:


By:
    ----------------------------
    Name:
    Title:


COMPANHIA VALE DO RIO DOCE,
as Guarantor


By:
    ----------------------------
    Name:
    Title:


By:
    ----------------------------
    Name:
    Title:


JPMORGAN CHASE BANK,
as Trustee


By:
    ----------------------------
    Name:
    Title: